 Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Yan K. Skwara, Chief Executive Officer and Principal Financial Officer of San Diego Soccer Development Corporation (the "Company"), hereby certifies that, to the best of his knowledge:

1. the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2002 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 23, 2003

Yan K. Skwara
CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
OFFICER